                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  44  DATED   August 14, 1997
                                       ----        -----------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:           August 14, 1997     Issue Price:        99.500%
                     ----------------                       --------------
Original Issued Date: August 19, 1997     Principal Amount:  $250,000.00
                     ----------------                       --------------
                                          Interest Rate
Maturity Date:        August 20, 2002       Per Annum:        6.540%
                     ----------------                       --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms:
CUSIP - 57183HEN7